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                                                                   EXHIBIT 24.1


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2000 relating to the consolidated financial statements and financial statement schedule of Intermagnetics General Corporation and its subsidiaries, which appear in Intermagnetics General Corporation's Annual Report on Form 10-K for the year ended May 28, 2000.


/s/PricewaterhouseCoopers LLP

Albany, New York
December 13, 2000